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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Stifel Financial Corp. and Stifel Financial Capital Trust I on Form S-3 of our reports dated March 1, 2002 appearing in the Annual Report on Form 10-K/A of Stifel Financial Corp. for the year ended December 31, 2001 and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus incorporated by reference into this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
April 17, 2002